                                                                  EXECUTION COPY

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                                WARRANT AGREEMENT

                                  By and Among

                                PG&E CORPORATION

                                       and

                                 LB I GROUP INC.

                                       and

                             EACH OTHER ENTITY NAMED
                          ON THE SIGNATURE PAGES HEREOF

                           __________________________


                            Dated as of June 25, 2002

                           __________________________



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                                TABLE OF CONTENTS

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ARTICLE I Definitions ......................................................................................     1

     SECTION 1.01.    Definitions ..........................................................................     1

ARTICLE II Warrant Certificates ............................................................................     5

     SECTION 2.01.    Form of Warrant Certificates. ........................................................     5
     SECTION 2.02.    Execution and Delivery of Warrant Certificates. ......................................     6
     SECTION 2.03.    Loss or Mutilation  ..................................................................     6

ARTICLE III Representations, Warranties and Covenants ......................................................     7

     SECTION 3.01.    Representations Warranties and Covenants of the Company ..............................     7
     SECTION 3.02.    Representations Warranties and Covenants of the Initial Holders ......................     9
     SECTION 3.03.    Payments of Cash Dividends ...........................................................    10

ARTICLE IV Exercise Terms ..................................................................................    11

     SECTION 4.01.    Terms of Warrants; Exercise of Warrants ..............................................    11
     SECTION 4.02.    Adjustment of Exercise Price and Number of Warrant Shares Issuable. ..................    12
     SECTION 4.03.    Manner of Exercise. ..................................................................    19
     SECTION 4.04.    Transfer of Warrants and Warrant Shares ..............................................    19
     SECTION 4.05.    Fractional Warrant Shares ............................................................    20
     SECTION 4.06.    Reservation of Warrant Shares ........................................................    20
     SECTION 4.07.    Compliance with Law ..................................................................    20
     SECTION 4.08.    Payment of Taxes .....................................................................    20
     SECTION 4.09.    Failure to Deliver Shares ............................................................    20

ARTICLE V Transfer Restrictions ............................................................................    21

     SECTION 5.01.    Restrictions on Transfers of the Warrants and the Warrant Shares .....................    21
     SECTION 5.02.    Notation; Removal of Legend ..........................................................    22
     SECTION 5.03.    Surrender of Warrant Certificates. ...................................................    22

ARTICLE VI Miscellaneous ...................................................................................    22

     SECTION 6.01.    SEC Reports and other Financial Information ..........................................    22
     SECTION 6.02.    Persons Benefiting ...................................................................    23
     SECTION 6.03.    Amendments and Waivers ...............................................................    23
     SECTION 6.04.    Notices  .............................................................................    23
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     SECTION 6.05.    Governing Law; Waiver of Jury Trial; Submission of Jurisdiction ........................   24
     SECTION 6.06.    Successors and Assigns .................................................................   25
     SECTION 6.07.    Severability ...........................................................................   25
     SECTION 6.08.    Entire Agreement .......................................................................   25
     SECTION 6.09.    Counterparts ...........................................................................   26
     SECTION 6.10.    Headings ...............................................................................   26
     SECTION 6.11.    Remedies ...............................................................................   26
     SECTION 6.12.    Waiver .................................................................................   26
     SECTION 6.13.    Register ...............................................................................   26


Exhibit A         Form of Warrant Certificate
Exhibit B         Form of Transfer Restriction Legend
Exhibit C         Form of Accredited Investor Certificate
                   Transferee Letter of Representation
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                                       ii

           WARRANT AGREEMENT, dated as of June 25, 2002, by and among PG&E Corporation, a California corporation (the "Company"), LB I Group Inc., a Delaware corporation, and each other entity named on the signature pages hereof (each, an "Initial Holder" and collectively, the "Initial Holders").

                               W I T N E S E T H:
                                - - - - - - - - -

           WHEREAS, the Company and the Initial Lender (as defined below) are parties to the Credit Agreement (as defined below);

           WHEREAS, as a condition to the effectiveness of the Credit Agreement, the Company desires to issue to each Initial Holder the warrants reflected on the schedules attached hereto for each such Initial Holder (each, a "Warrant", which term shall include warrants issued upon transfer, division, combination of, or in substitution for, any Warrant) which will, subject to adjustment as provided herein, entitle the Holders thereof to purchase shares of common stock, no par value (the "Common Stock"), of the Company on the terms described herein (the Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

           WHEREAS, in order to induce the Initial Lender to enter into the Credit Agreement, the Company has agreed to provide to the Initial Holders, among other things, the Warrants and the registration rights for the Warrant Shares as set forth in the Equity Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), among the Company and the Initial Holders;

           NOW, THEREFORE, intending to be legally bound, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Warrants:

                                   ARTICLE I

                                   Definitions

           SECTION 1.01. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement and the principles of construction set forth in Appendix A to the Credit Agreement shall apply to this Agreement.

           "Agreement" shall mean this Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

           "Assignee" shall have the meaning set forth in Section 5.01(b) hereof.

           "Board" shall mean the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

           "Business Day" shall mean any day other than a Saturday or Sunday or any day on which banking institutions in the City of New York or the City of San Francisco are authorized or obligated by law or regulation to close.

           "Cash Dividends" means periodic, special, extraordinary or non-recurring cash dividends on the Company's Common Stock as declared by the Company's Board of Directors.

           "Cashless Exercise" shall have the meaning set forth in Section 4.01 hereof.

           "Common Stock" shall have the meaning set forth in the second recital hereof.

           "Company" shall have the meaning set forth in the first paragraph hereof, and its successors and assigns.

           "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of the date hereof, among the Company, the Initial Lender and the other Lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent and Lehman Brothers Inc., as Lead Arranger and Book Manager, as such agreement may be subsequently amended from time to time pursuant to the provisions thereof.

           "Current Market Price" of a Warrant Share as of any date shall mean, except as hereinafter provided, the average of the daily market prices for the Common Stock of the Company for the 20 consecutive trading days preceding such date. The market price for each such day shall be the last sale price on such day as reported on the New York Stock Exchange consolidated tape, or, if such Common Stock of the Company is not listed on the New York Stock Exchange, or reported on such consolidated tape, then the last sale price on such day on the principal domestic stock exchange on which such Common Stock of the Company is then listed or admitted to trading, or, if no sale takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or, if such Common Stock of the Company is not then listed or admitted to trading on any domestic stock exchange but is quoted on the Nasdaq Stock Market's National Market, then the Current Market Price for each such trading day shall be the last sale price on such day as quoted on the Nasdaq Stock Market's National Market, or, if no sale takes place on such day or if such Common Stock of the Company is neither listed or admitted to trading on any domestic stock exchange nor quoted on such day on the Nasdaq Stock Market's National Market, then the Current Market Price for each such trading day shall be the average of the reported closing bid and asked price quotations on such day in the over-the-counter market, as reported by the Nasdaq Stock Market, or, if not so reported, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company with the written approval of a Majority in Interest of Evaluating Holders.

           If at any time the Common Stock of the Company is not listed on any domestic exchange or quoted in the domestic over-the-counter market or not registered under the Exchange Act, the Current Market Price of a Warrant Share shall be the fair market value per share of the Common Stock of the Company as determined by a panel of independent appraisers (the "Appraisers") who shall be investment banks experienced in the evaluation of the value of securities of a corporation of a type similar to the Company. Initially, such panel shall be comprised of two Appraisers, one selected by the Company and one selected by the relevant Holder or a Majority in Interest of Evaluating Holders, as applicable. In making such

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                                                                               3

determination, the Appraisers shall not take into account any discount attributable to the minority status of the Warrants and/or Warrant Shares, or any other minority interest, or the illiquidity of the Warrants and/or Warrant Shares.

           In the event the Appraisers are unable to agree upon the Current Market Price within 10 days of their selection, then the two Appraisers shall select a third independent Appraiser who shall be an investment bank experienced in the evaluation of the value of securities of a corporation of a type similar to the Company to determine the Current Market Price within 15 days of its selection. A determination by such third Appraiser of the Current Market Price shall be final and binding upon the Company and the Holders.

           The Company shall pay the fees and expenses of the Appraiser it appoints. The relevant Holder or Evaluating Holders, as applicable, shall pay the fees and expenses of the Appraiser it, or they, appoint; provided that, when applicable, such fees and expenses shall be divided pro rata among the Evaluating Holders in proportion to their respective ownership interests in the securities being evaluated.

           Should a third Appraiser be appointed, each of the Company and the relevant Holder (or Evaluating Holders, where applicable) shall pay 50% of the expense associated with such appointment. Where applicable, the portion of the fees and expenses payable by the Evaluating Holders shall be divided pro rata among such Evaluating Holders in proportion to their respective ownership interests in the securities being evaluated.

           "Dividend" shall mean any dividend (including Cash Dividends) or other distribution on the Common Stock whether in the form of cash, evidences of the Company's indebtedness, or any other assets, properties or securities (other than shares of Common Stock) or any options, warrants or other rights to subscribe for or to purchase any of the foregoing.

           "Evaluating Holders" shall mean, at any time and from time to time, the Holders of the securities whose Current Market Price is being ascertained at such time.

           "Excess Shares" shall have the meaning set forth in Section 4.01 hereof.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated pursuant thereunder.

           "Exercise Limitations" shall have the meaning set forth in Section
4.01 hereof.

           "Exercise Price" shall have the meaning set forth in Section 4.01 hereof.

           "Expiration Date" shall have the meaning set forth in Section 4.01 hereof.

           "4.9% Limitation" shall have the meaning set forth in Section 4.01 hereof.

           "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of or within the United States of America or foreign.

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                                                                               4

           "Holder" shall mean the Initial Holders and any Assignee, designee or transferee of the Warrants or any portion thereof or any Warrant Shares.

           "Initial Holders" shall have the meaning set forth in the first paragraph hereof.

           "Initial Lender" shall mean Lehman Commercial Paper Inc.

           "Majority in Interest of Evaluating Holders" shall mean, at any time and from time to time, the Holders of more than a 50% interest in the Warrant Shares whose Current Market Price is being ascertained at such time.

           "Material Adverse Change" shall mean, with respect to any Person, a material adverse change in the condition (financial or otherwise), results of operations, business, Properties or liabilities of such Person.

           "Material Adverse Effect" shall mean any event, circumstance or condition which is reasonably likely to (A) have a material adverse effect on the condition (financial or otherwise), results of operations, business, Properties, or liabilities of the Company, as the case may be, (B) materially and adversely affect the ability of the Company, as the case may be, to perform its obligations under this Agreement or (C) materially and adversely affect the rights and remedies of the Holders under this Agreement.

           "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof

           "Preferred Stock" shall mean, with respect to any Person, any capital stock issued by such Person which has a preference over such Person's Common Stock.

           "Proceeding" shall mean an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

           "Registration Rights Agreement" shall have the meaning set forth in the third recital hereof, as the same may be amended, modified or supplemented from time to time.

           "Register" shall have the meaning set forth in Section 6.13 hereof.

           "Required Holders" shall mean the Holders of at least a 40% interest in the Warrants or the Warrant Shares.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

           "Share Delivery Default" shall have the meaning set forth in Section
4.09 hereof.

           "Shareholder Limitation" shall have the meaning set forth in Section
4.01 hereof.

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                                                                               5

           "13D Person" shall mean any "person" as such term is defined in
Section 13(d)(3) of the Exchange Act.

           "Transfer Agent" shall have the meaning set forth in Section 4.04 hereof.

           "VWAP" shall mean, for any security as of any date, the dollar-weighted average price for such security on the principal United States securities exchange on which such security is traded (which is currently the New York Stock Exchange with respect to the Common Stock) during the period beginning at 9:30 a.m. (New York time) (or such other time as such exchange publicly announces is the official open of trading), and ending at 4:00 p.m. (New York time) (or such other time as such exchange publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto, "Bloomberg") through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar weighted average price of such security in the over-the counter-market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. (New York time) (or such other time as such exchange publicly announces is the official open of trading), and ending at 4:00 p.m. (New York time) (or such other time as such exchange publicly announces is the official close of trading) as reported by Bloomberg, or if no dollar weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of the Securities representing a majority of the aggregate principal amount of the Securities outstanding. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

           "Warrants" shall have the meaning set forth in the second recital hereof.

           "Warrant Agreement" shall mean this Agreement.

           "Warrant Certificates" shall have the meaning set forth in Section
2.01 hereof.

           "Warrant Number" shall have the meaning set forth in Section 4.02 hereof.

           "Warrant Shares" shall have the meaning set forth in the second recital hereof.

                                   ARTICLE II

                              Warrant Certificates

           SECTION 2.01. Form of Warrant Certificates. Certificates representing the Warrants (the "Warrant Certificates") shall be in registered form only and substantially in the form attached hereto as Exhibit A. The Warrant Certificates shall be dated the date of their issuance and signed by the Company and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto, or to conform to usage.

           The terms and provisions contained in the form of Warrant Certificate annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Agreement.

           The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers of the Company executing such Warrant Certificates, as evidenced by such officers' execution of such Warrant Certificates.

           Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

           If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Company, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

           SECTION 2.02. Execution and Delivery of Warrant Certificates. Warrant Certificates each evidencing the number of Warrants reflected on the schedules attached hereto to be issued to each Initial Holder shall be executed on the date hereof by the Company and delivered to each Initial Holder. In respect of the Tranche B Loans, the Company shall issue an aggregate number of Warrants equal to 10% of the commitment amount of such Tranche B Loans, divided by the average of the VWAP of the Common Stock on the New York Stock Exchange for each of the five trading days prior to the Closing Date

           The Warrant Certificates shall be executed manually on behalf of the Company by its Chief Executive Officer, President, any Senior Vice President or any Vice President. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before the issuance and delivery thereof, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

           SECTION 2.03. Loss or Mutilation. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company, at its expense, shall issue, execute and deliver to the Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft, mutilation or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to the Company; provided, however, that if the owner of the same is the Initial Holders or any affiliate thereof or an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory. Every new Warrant Certificate executed and delivered pursuant to this Section 2.03 in lieu of any lost, stolen, mutilated or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.03 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

                                  ARTICLE III

                    Representations, Warranties and Covenants

           SECTION 3.01. Representations Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, the Holders as follows:

           (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of California.

           (b) The Company has the corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement, (ii) to issue and deliver the Warrants, (iii) to issue and deliver the Warrant Shares upon the due exercise of any Warrant, and (iv) to cause the Transfer Agent to record the issuance of the Warrant Shares issuable upon due exercise of any Warrant.

           (c) This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Initial Holders, each of this Agreement and the Registration Rights Agreement constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to any rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities laws, the policies underlying such laws and public policy considerations.

           (d) The Warrants have been duly authorized and issued by the Company and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to any rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities laws, the policies underlying such laws and public policy considerations.

           (e) Each of (i) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, (ii) the offering, issuance and delivery of the Warrants and the Warrant Shares issuable upon the exercise of any Warrant, and (iii) the fulfillment of and compliance with the terms and provisions of this Agreement (A) have been duly authorized by all requisite corporate and, if necessary, stockholder action of the Company and
(B) will not (1) conflict with, violate or constitute a default under (x) any provision of the articles of incorporation, by-laws or other constitutive documents of the Company, (y) any law, statute, rule or regulation or any order of any Governmental Authority applicable to the Company or any of its subsidiaries or properties or (z) any provision of any indenture or other material agreement or other material instrument to which the Company or any of its subsidiaries are a party or by which they or any of their respective properties are or may be bound, (2) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any such indenture, agreement or other instrument or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any of its subsidiaries, except, in each case, where any such conflict, creation or imposition would not result in a Material Adverse Effect.

           (f) No action, consent, waiver, authorization or approval of, registration or filing with or any other action by any Governmental Authority or any nongovernmental Person (including, without limitation, any creditor, partner or shareholder of the Company) is or will be required in connection with (i) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, other than with respect to any filings required to be made pursuant to the Registration Rights Agreement, (ii) the issuance and delivery of the Warrants and the Warrant Shares issuable upon the exercise of any Warrant in accordance with this Agreement, other than with respect to any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 that may be required upon the exercise by any Holder of any Warrants, and (iii) the performance by the Company of its obligations under this Agreement and the Registration Rights Agreement, other than with respect to any filings required to be made pursuant to the Registration Rights Agreement, or as a condition to the legality, validity or enforceability of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated hereby, other than such authorizations and approvals as have already been obtained and are in full force and effect.

           (g) Except as set forth on Schedule 5.6 to the Credit Agreement, there are no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, pending or threatened against the transactions contemplated by this Agreement or the Registration Rights Agreement which could reasonably be expected to have a Material Adverse Effect, and there are no other legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person pending against the Company, LLC, NEG, Inc. or the Significant Subsidiaries which could reasonably be expected to result in a Material Adverse Change to the Company, or a Material Adverse Change to LLC, NEG, Inc. and the Significant Subsidiaries, taken as a whole. There are no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, pending or threatened which could reasonably be expected to have a Material Adverse Effect (other than under clauses (i) and (ii) of the definition thereof).

           (h) Subject to the accuracy of the Initial Holders' representations set forth in Section 3.02 and, in the case of a transfer of a Warrant or Warrant Shares, compliance with Article V, the issuance of the Warrants and the offering, sale and delivery of the Warrants and the Warrant Shares under the circumstances contemplated by this Agreement constitute exempt transactions under the registration provisions of the Securities Act, and do not require the registration of the Warrants or the Warrant Shares under the Securities Act.

           (i) The Warrant Shares, when issued and delivered against payment of the Exercise Price therefor, will be duly authorized, validly issued, fully paid and nonassessable, and subject to no Liens, taxes, security interests or adverse claims created by the Company, and such Warrant Shares will not be subject to the preemptive or similar rights of any securityholder of the Company.

           (j) The Company will not amend its Charter Document or enter into any agreement inconsistent with this Agreement or that would make the Company unable to comply with the terms of this Agreement.

           (k) As of the date hereof, the Company's authorized capital stock consists of 800,000,000 shares of Common Stock and 85,000,000 shares of preferred stock including 5,000,000 shares designated as Series A Preferred Stock. As of 8:00 a.m. (Eastern Standard Time) on the date hereof, 390,696,920 shares of Common Stock were validly issued and outstanding and no shares of preferred stock were issued and outstanding. Such 390,696,920 shares of Common Stock have been validly issued, fully paid and non-assessable.

           (l) The Company will take no action to increase the par value of the Common Stock.

           SECTION 3.02. Representations Warranties and Covenants of the Initial Holders. Each Initial Holder represents and warrants to, and agrees with, the Company, severally and not jointly, as follows:

           (a) Such Initial Holder is a knowledgeable, sophisticated and experienced in business and financial matters and qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D and as a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

           (b) Such Initial Holder is knowledgeable regarding the Company and has been afforded access to information about the Company and the financial condition, results of operations, business, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Warrants and the Warrant Shares. Such Initial Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Initial Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Warrants and the Warrant Shares.

           (c) Such Initial Holder understands that its investment in the Warrants and the Warrant Shares involves a high degree of risk. Such Initial Holder is able to bear the economic risk of its investment in the Warrants and the Warrant Shares and is presently able to afford the complete loss of such investment.

           (d) Such Initial Holder is acquiring the Warrants and the Warrant Shares solely for its own account and not as a nominee or agent for any other person and not with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any applicable jurisdiction.

           (e) Such Initial Holder has not and will not offer or sell the Warrants and the Warrant Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including
(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

           (f) Such Initial Holder is a resident of that jurisdiction specified in its address for notices set forth in the schedules to this Agreement, or, if different from such address, such other jurisdiction specified in the schedules to this Agreement.

           (g) Such Holder is not acquiring the Warrants with assets of any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

           (h) Assuming the capitalization of the Company set forth in its most recent report filed under the Exchange Act, such Initial Holder, together with its "affiliates" (as defined in Rule 144 promulgated under the Securities Act), is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange
Act) of not more than 4.9% of the outstanding shares of Common Stock immediately after the purchase of the Warrants.

           The Company and, for purposes of the opinions to be delivered pursuant to the Credit Agreement, counsel to the Company, General Counsel to the Company and counsel to the Initial Holders, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Holders hereby consent to such reliance.

           SECTION 3.03. Payments of Cash Dividends. Subject to the record date provisions described below, the Company shall pay to each holder of Warrants an amount per Warrant equal to the amount of all Cash Dividends, if any, which would have been paid by the Company with respect to each share of Common Stock then issuable upon the exercise of such Warrant if it had been exercised on the record date for the payment of the cash dividend. Cash Dividends, if any, will be payable on the payment date of each such Cash Dividend to Holders as of the record date for determination of the stockholders entitled to receive such Cash Dividend.

                                   ARTICLE IV

                                 Exercise Terms

           SECTION 4.01. Terms of Warrants; Exercise of Warrants. The initial exercise price per share at which Warrant Shares shall be issuable upon the exercise of a Warrant (the "Exercise Price") shall be equal to $0.01 per share of Common Stock. Each Warrant shall entitle the Holder thereof, subject to and upon compliance with the provisions of this Agreement, to purchase from the Company one share of Common Stock, subject to adjustment pursuant to the terms of this Agreement.

           Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on the date hereof and shall continue until 5:00 p.m., New York City time on the later of (i) September 2, 2006 and
(ii) to the extent that any Transfer Restricted Securities (as defined in the Registration Rights Agreement) remain outstanding on September 6, 2006, ten Business Days after the effective date of a registration statement under the Securities Act with respect to the Warrant Shares issuable upon the exercise of the Warrants, but no later than September 2, 2007 (the "Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of the Warrants and payment of the Exercise Price then in effect for such Warrant Shares. In the alternative, each Holder may exercise its right to receive Warrant Shares on a net basis (a "Cashless Exercise"), such that, without the exchange of any funds, the holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of the Warrants less that number of Warrant Shares having an aggregate Current Market Price at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Holder of the Warrant Shares. If the Warrants are not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, they shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to Dividends will be made upon exercise of the Warrants.

           The Holders will only be able to exercise their Warrants (i) by means of a cashless exercise or (ii) if any registration statement under the Securities Act relating to the Warrant Shares is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

           No Holder may exercise any Warrant to the extent that, immediately following such exercise and upon receipt of any Warrant Shares issuable upon such exercise, such Holder would either (i) become or be included in any 13D Person that is the single largest holder of voting power represented by the Company's capital stock (or otherwise become the single largest holder of the Common Stock) (the "Shareholder Limitation"), or (ii) beneficially own (as such term is defined in Section 13(d)(3) of the Exchange Act) or be included in any 13D Person that beneficially owns in excess of 4.9% of the voting power represented by the Company's capital stock (or otherwise beneficially own in excess of 4.9% of the outstanding Common Stock) (the "4.9% Limitation") after, in either case, giving effect to such exercise (the Shareholder Limitation and the 4.9% Limitation are collectively referred to herein as the "Exercise

Limitations"). The determinations of the number of shares that (i) constitute 4.9% of the outstanding Common Stock or voting power and (ii) are held by the largest holder will be made in reliance upon the information contained in publicly available filings made with the SEC unless the Company is aware that such information is incorrect and has made the correct information public, to the extent material, and disclosed such information to the Holders at the time of any such proposed exercise. In order to facilitate compliance with the foregoing, each Holder will be required to make a representation that it and its affiliates will comply with the Exercise Limitations immediately after the exercise of any Warrant and receipt of any shares of Common Stock issuable upon such exercise.

           Notwithstanding the Exercise Limitation, however, a Holder may exercise any Warrant that would otherwise cause such Holder to hold Warrant Shares in excess of the Exercise Limitations if, as to such excess number of Warrant Shares (the "Excess Shares"), such Holder (i) irrevocably covenants to the Company to sell such Excess Shares within 10 days after the date of exercise and (ii) confirms that it has, on or prior to such exercise date, entered into a binding arrangement to sell the Excess Shares within 10 days after such exercise date either (a) in a regular way transaction on a national securities exchange (or the principal market where shares of Common Stock are then traded) or (b) to one or more persons that are not "affiliates" (used herein as defined in Rule 144 promulgated under the Securities Act) of such Holder ("Third Parties"), each of whom represents for the benefit of the Company that, upon purchase of the applicable Excess Shares, such Third Party, together with its affiliates, will not be the beneficial owner of a number of shares of Common Stock in excess of the Exercise Limitations. In addition, such Holder shall agree to vote the applicable Excess Shares only in accordance with the recommendations of the Board of Directors of the Company or any Third Party that has agreed to purchase such shares, if any record date for a vote of the Common Stock is established for any day between the exercise date and the consummation of the sale of the applicable Excess Shares. The Exercise Limitations will cease to have any force and effect upon consummation of the Utility Spin-Off, if, on the date that is 14 days after delivery to the Company of a request by the Required Holders to such effect (which request may be given no more than once during any 180-day period), the Company shall not have delivered a certificate to the Holders stating that the removal of the Exercise Limitations would, in the good faith judgment of the Company, not be consistent with applicable regulatory or other legal requirements.

           SECTION 4.02. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number of Warrant Shares issuable upon the exercise of each Warrant (the "Warrant Number") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.02; provided that no adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the Warrant Number (except pursuant to Section 4.02(a)(3)) or increasing the Exercise Price (except pursuant to Section 4.02(a)(3)). For purposes of this Section 4.02, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

           (a) Adjustment for Change in Capital Stock.

           If the Company:

                (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                (3) combines its outstanding shares of Common Stock into a smaller number;

                (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                (5) issues by reclassification of its Common Stock any shares of its capital stock,

then Warrant Number immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

           The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

           If after an adjustment a Holder upon exercise of a Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall reasonably determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the number of shares of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.02.

           Such adjustment shall be made successively whenever any event listed above shall occur.

           (b) Adjustment for Rights Issue. If the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Current Market Price per share on that record date, the Warrant Number shall be adjusted in accordance with the formula:

                               O + A
                               -----
                    N' = N  x  O +  A x P
                                   -------
                                      M

where:

                N' = the adjusted Warrant Number.

                N =  the current Warrant Number.

                O = the number of shares of Common Stock outstanding on the record date.

                A =  the number of additional shares of Common Stock offered.

                P =  the purchase price per share of the additional shares.

                M = the Current Market Price per share of Common Stock on the record date.

                The adjustment shall be made successively whenever any such rights, warrants or options are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options. If at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options shall have been exercised, the Warrant Number shall be immediately readjusted to what it would have been if "A" in the above formula had been the number of shares actually issued.

                (c) Adjustment for Other Distributions. Except with respect to any distribution provided for in Section 4.02(d), if the Company distributes to all holders of its Common Stock any of its assets (other than Cash Dividends) or debt securities or any rights, options or warrants to purchase debt securities, assets (other than Cash Dividends) or other securities of the Company, the Warrant Number shall be adjusted in accordance with the formula:

                                       M
                     N'  =  N  x   ---------
                                    M  -  F

                where:

                N' = the adjusted Warrant Number.

                N  = the current Warrant Number.

                M  = the Current Market Price per share of Common Stock on the record date mentioned below.

                F  = the fair market value on the record date of the assets, securities, rights or warrants distributable to one share of Common Stock. The Board of the Company shall reasonably and in good faith determine the fair market value.3

                The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

           This subsection (c) does not apply to rights, warrants or options referred to in subsection (b) of this Section 4.02 or any assets distributed pursuant to subsection (d) of this Section 4.02. If any adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, warrants or options and at the end of the period during which any such rights, warrants or options are exercisable, not all such rights, warrants or options shall have been exercised, the Warrants shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, warrants or options divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this subsection (c), if "M
- F" in the above formula is less than $1.00 (or is a negative number) then in lieu of the adjustment otherwise required by this subsection (c), the Company shall distribute to each Holder of a Warrant, the evidences of indebtedness, assets, rights, warrants or options (or the proceeds thereof) which would have been distributed to such Holder had such Warrant been exercised immediately prior to the record date for such distribution.

           (d) Adjustments for Spin-Offs. Upon consummation of any distribution consisting of shares of Capital Stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), including, without limitation, the consummation of the Utility Spin-Off or a Spin-Off of NEG, Inc., the Warrant Number shall be adjusted in accordance with the following formula:

                                    P + U
                       N' = N  x   -------
                                      P

                Where:

                N' = the adjusted Warrant Number.

                N =  the then current Warrant Number.

                P = the arithmetic average of the VWAP of the Common Stock of the reorganized Company over the Trading Period.

                U = the arithmetic average of the VWAP of the Common Stock of the Subsidiary which was subject to the Spin-Off over the Trading Period.

                Trading Period = the 20 consecutive trading days commencing on and including the 20th day of trading of the Common Stock after the effectiveness of such Spin-Off.

                    (1) The adjustment shall be made successively whenever any such Spin-Off is made and shall become effective immediately after such Spin-Off.

           (e) Other Adjustments. The Warrant Shares are subject to further adjustment in the manner set forth in Section 4.09 and Section 3 of the Registration Rights Agreement.

           (f) When De Minimis Adjustment May Be Deferred. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 1% in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                All calculations under this Section 4.02 shall be made to the nearest 1/1000/th/ cent or to the nearest 1/10 millionth of a share, as the case may be.

                (g) When No Adjustment Required. No adjustment need be made for a transaction referred to in subsections (b), (c) or (d) of this Section 4.02 if the Holders are to participate, without requiring the Warrants to be exercised, in the transaction on a basis and with notice that the Board of the Company reasonably determine to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which the Warrants are exercisable. Interest will not accrue on the cash.

                (h) Notices to Holders. Upon any adjustment of the Warrant Number pursuant to this Section 4.02, the Company shall promptly thereafter, and in any event within ten days, (i) provide a certificate executed by the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller or any Assistant Controller of the Company setting forth the Warrant Number and the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and
(ii) cause to be given to each of the Holders at its address appearing on the Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 4.02(h). The Holders shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

                In case:

                (1) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                (2) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than Cash Dividends or Dividends payable in shares of Common Stock or distributions referred to in subsection (a) of this Section 4.02); or

                (3) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                (5) the Company proposes to take any action (other than actions of the character described in Section 4.02(a) hereof) which would require an adjustment of the Warrant Number pursuant to this Section 4.02, then the Company shall cause to be given to each Holder at its address appearing on the Register, at least 20 calendar days (or 10 calendar days in any case specified in clauses (1) or (2) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 4.02(h) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                (i) Voluntary Increase. The Company from time to time may increase the Warrant Number by any amount for any period of time (including, without limitation, permanently) if such period is at least 20 days.

                Whenever the Warrant Number is increased, the Company shall mail to the Holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the reduced Warrant Number takes effect. The notice shall state the increased Warrant Number and the period it will be in effect.

                An increase of the Warrant Number does not change or adjust the Warrant Number otherwise in effect for purposes of subsections (a), (b), (c) and
(d) of this Section 4.02.

                (j) Notice of Certain Transactions.

                If:

                     (1) the Company takes any action that would require an adjustment in the Warrant Number pursuant to subsections (a), (b),
           (c) and (d) of this Section 4.02 and if the Company does not arrange for the Holders to participate pursuant to subsection (g) of this
           Section 4.02;

                     (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (k) of this
           Section 4.02; or

                     (3) there is a liquidation or dissolution of the Company,

the Company shall, if not already provided pursuant to Section 4.02(h) above, mail to the Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

                (k) Reorganization of Company. If the Company consolidates or merges with or into any person, upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder would have owned immediately after such consolidation or merger if such Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of any such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company shall enter into a supplemental Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Holders a notice describing the supplemental Agreement.

                If the issuer of securities deliverable upon exercise of the Warrants under the supplemental Agreement is an affiliate of the formed or surviving, corporation, that issuer shall join in the supplemental Agreement.

                If this subsection (k) applies, subsections (a), (b), (c) and
(d) of this Section 4.02 do not apply.

                (l) When Issuance or Payment May Be Deferred. In any case in which this Section 4.02 shall require that an adjustment in the Warrant Number be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant that is exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Warrant Number prior to any adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 4.05 hereof, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                (m) Adjustment in Exercise Price. Upon each event that provides for an adjustment of the Warrant Number pursuant to this Section 4.02, Section
4.09 and Section 3 of the Registration Rights Agreement, each Warrant outstanding prior to making the adjustment shall thereafter evidence the right to receive that number of shares of Common Stock (calculated to the nearest ten millionth) equal to the adjusted Warrant Number at an Exercise Price per share of Common Stock obtained from the following formula:

                                    N
                         E' = E  x ---
                                    N'

                where:

                N' =  the adjusted Warrant Number.

                N =    the Warrant Number prior to adjustment.

                E' =   the adjusted Exercise Price per share of Common Stock.

                E = the Exercise Price per share of Common Stock. prior to adjustment.

                (n) Form of Warrants. (i) Irrespective of any adjustments in the Warrant Number or the number or kind of shares issuable upon the exercise of the Warrants, the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                (ii) The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Section 4.02, and Warrant Certificates issued after such adjustment may state the same Warrant Number and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that they may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                SECTION 4.03. Manner of Exercise. (1) The Warrants may be exercised upon (i) surrender to the Company of the related Warrant Certificate, together with the form of election attached thereto to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Company of the Exercise Price for the Warrant Shares being purchased upon such exercise.

                (a) Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, (ii) in the manner provided in the second paragraph of Section 4.01.

                (b) Subject to the limitations set forth in the third paragraph of Section 4.01, the Warrants shall be exercisable at the election of such Holder either in full or in part at any time or from time to time, but in no event later than the Expiration Date.

                SECTION 4.04. Transfer of Warrants and Warrant Shares. Upon the surrender of the Warrant Certificates and the payment of the Exercise Price, the Company shall issue, and shall cause its transfer agent for the Common Stock, which may be the Company (the "Transfer Agent"), to deliver with all reasonable dispatch to or upon the written order of the respective Holder and in such name or names as such Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants together with cash as provided in Section 4.05. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the payment of the Exercise Price. To the extent required by
Section 5.02(b), the Company shall, and shall cause the Transfer Agent to, comply with the requirements of such Section.

                  The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at their respective offices at the addresses set forth in Section 7.04 hereof.

                  SECTION 4.05. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issued upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable upon exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 4.05, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Price per Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

                  SECTION 4.06. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive or similar rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to transfer Warrant Shares upon exercise of each Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Holders shall have no duty to verify availability of such shares set aside by the Company.

                  The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the Warrants. The Company will supply such Transfer Agent with duly executed stock certificates required to honor the Warrants upon exercise thereof in accordance with the terms of this Agreement and the Company will provide or otherwise make available any cash which may be payable as provided in Section 4.05 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto.

                  SECTION 4.07. Compliance with Law. If any shares of Common Stock required to be reserved for purposes of exercise of the Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any Governmental Authority or listing on any such national securities exchange before such shares may be purchased upon exercise, the Company will in good faith and as expeditiously as possible endeavor also to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be.

                  SECTION 4.08. Payment of Taxes. Except as set forth in Section 6.13, the Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of any Warrant.

                  SECTION 4.09. Failure to Deliver Shares. If, for any reason whatsoever, the Company shall fail to, or is otherwise unable to, deliver any Warrant Shares to any Holder upon the exercise of such Holder's Warrants (a "Share Delivery Default"), the Company hereby agrees to pay liquidated damages to the Holders on a monthly basis in an amount such that, each

Warrant outstanding shall evidence the right to receive upon payment of the Exercise Price that number of shares of Common Stock (calculated to the nearest ten millionth) obtained from the following formula:

                            N' = N  x  1.005

                  Where:

                  N' = the adjusted number of Warrant Shares issuable upon the exercise of a Warrant by payment of the Exercise Price.

                  N  = the number of Warrant Shares previously issuable upon the exercise of a Warrant by payment of the Exercise Price prior to adjustment.

The adjustment made pursuant to this Section shall be made on a monthly basis beginning on and including the day following the Share Delivery Default to but excluding the day on which the Share Delivery Default has been cured. Following the cure of each such Share Delivery Default with respect to such Warrants and Warrant Shares, the accrual of liquidated damages with respect to such Warrants and Warrant Shares will cease.

                                   ARTICLE V

                              Transfer Restrictions

                  SECTION 5.01. Restrictions on Transfers of the Warrants and the Warrant Shares. The following restrictions on transfer shall apply to the Warrants and Warrant Shares:

                  (a) No Holder or transferee thereof shall sell, transfer or convey in any manner whatsoever any Warrant or Warrant Shares except in accordance with the terms and provisions of this Agreement.

                  (b) Each Holder may, without the consent of the Company, sell or assign any Warrants or Warrant Shares and the other rights and obligations of such Holder to any Person or any assignee thereof (an "Assignee"). The Assignee shall agree to be bound by the terms of this Agreement and such Warrants and shall provide:

                      (i) if such Warrants or Warrant Shares are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or Regulation S under the Securities Act or, in the case of the Warrant Shares, pursuant to an effective registration statement under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Warrant Certificate) and, in the case of a transfer pursuant to Rule 144, an opinion of counsel reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act or any other evidence reasonably satisfactory to the Company as to the compliance with the legend set forth in Exhibit B; or

                      (ii) if such Warrants or Warrant Shares are being
                  transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in the form set forth on the reverse of the Warrant Certificate), an opinion of counsel reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act and a representation letter from the transferee in the form of Exhibit C hereto, and effective immediately upon such transfer or assignment, the Assignee shall be deemed a Holder and shall have the rights and obligation of a Holder pursuant to this Agreement.

                  (c) Notwithstanding any other provision contained in this Agreement to the contrary, any Holder may assign all or any portion of the Warrants or Warrant Shares held by it as collateral security.

                  SECTION 5.02. Notation; Removal of Legend. (a) A notation will be made in the appropriate transfer records of the Company with respect to any such transfer of the Warrants and Warrant Shares referred to in this Agreement.

                  (b) If any Warrant or Warrant Shares are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, the Company shall, or shall cause the Transfer Agent to, remove from any Warrant Certificate or other certificate representing the Warrant Shares, the transfer restriction legend set forth in Exhibit B hereto or any other legend or markings which in any way purport to restrict the transferability of the Warrants or the Warrant Shares.

                  SECTION 5.03. Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be promptly canceled by the Company and shall not be reissued by the Company and, except as provided in this Article V or in Article III hereof in case of the exercise of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate or in the case of a transfer, no Warrant Certificate shall be issued hereunder in lieu thereof. The Company shall dispose of such canceled Warrant Certificates in any manner as the Company may so desire.

                                   ARTICLE VI

                                  Miscellaneous

                  SECTION 6.01. SEC Reports and other Financial Information. The Company shall provide the Holders, within 15 days after the Company files the same with the SEC, copies of the Company's annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, provided that if any such information, documents or reports are filed with the SEC and available to Holders through EDGAR, then no such information, documents or other reports need be provided. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, until such time as there are no Warrants or Warrant Shares which constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement), the Company shall continue to file such annual reports and information, documents and other reports with the SEC, if such continue to be accepted by the SEC, and the Company shall provide the Holders with such annual reports and such information, documents and other reports as the Company provides to the holders of its Common Stock or other securities.

                  SECTION 6.02. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

                  SECTION 6.03. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be granted except by the written agreement of the Company and the holders of a majority of the Warrants then outstanding.

                  SECTION 6.04. Notices. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof or to such other address as shall be designated by such party in a written notice to the other parties hereto.

                  (a) All such notices, requests and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received; except that all notices and other communications to any Holder shall not be effective until actually received.

                  (b) The Company acknowledges and agrees that any agreement of any Holder to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Holder shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Holder shall not have any liability to the Company or other Person on account of any action taken or not taken by the Holder in reliance upon such telephonic or facsimile notice.

                  (c) If the notice or communication shall be in writing, then such notice or communication shall be delivered (i) to the Company at the address set forth below in this Section 6.04(c) (or to such other address or addresses as the Company may notify the Holders in accordance with this Section 6.04), (ii) to any Initial Holder at the address or addresses set forth on the schedules attached hereto (or to such other address or addresses as such Initial Holder may notify the Company in accordance with this Section 6.04) and (iii) to any other Holders at the address or addresses provided by such Holder to the Company in accordance with this Section 6.04 upon becoming a Holder (or to such other address or addresses as such Initial Holder may notify the Company in accordance with this Section 6.04):

                  The Company:

                           PG&E Corporation
                           One Market, Spear Tower
                           Suite 2400
                           San Francisco, California  94105
                           Attention: Assistant Treasurer
                           Facsimile: (415) 267-7265
                           Telephone: (415) 267-7052

                  with copies to:

                           PG&E Corporation
                           One Market, Spear Tower
                           Suite 2400
                           San Francisco, California 94105
                           Attention: Chief Counsel - Corporate
                           Facsimile: (415) 817-8225
                           Telephone: (415) 817-8200

                           and

                           Latham & Watkins
                           633 West Fifth Street
                           Suite 4000
                           Los Angeles, California 90071
                           Attention: Tom Sadler, Esq.
                           Facsimile: (213) 891-8763

                  Each party hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  (d) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to any other Holders. If a notice or communication is mailed in the manner provided above, it is duty given, whether or not the addressee receives it.

                  SECTION 6.05. Governing Law; Waiver of Jury Trial; Submission of Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (a) EACH OF THE COMPANY AND THE HOLDERS CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT, EXCEPT WITH THE WRITTEN CONSENT OF THE HOLDERS, ANY DISPUTE CONCERNING THE

CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

                  (b) EACH OF THE COMPANY AND THE HOLDERS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO EACH SUCH PERSON AT ITS ADDRESS SET FORTH ABOVE OR, AT THE OPTION OF A HOLDER, BY SERVICE UPON CT CORPORATION SYSTEM, WHICH THE COMPANY IRREVOCABLY APPOINTS AS SUCH PERSON'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

                  (c) NOTHING IN THIS SECTION 6.05 SHALL AFFECT THE RIGHT OF THE HOLDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE HOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                  (d) EACH THE COMPANY AND THE HOLDERS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE COMPANY AND THE HOLDERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  SECTION 6.06. Successors and Assigns. All agreements of each of the parties hereto in this Agreement shall inure to the benefit and be binding upon their respective successors and permitted assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of each of the Holders.

                  SECTION 6.07. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

                  SECTION 6.08. Entire Agreement. This Agreement represents the final and complete agreement of the parties hereto, and all prior negotiations, representations, understandings, writings and statements of any nature are hereby superseded in their entirety by the terms of this Agreement. There are no restrictions, agreements, warranties or undertakings other than those set forth or referred to herein, including with respect to the registration rights granted by the Company with respect to the Warrant Shares.

                  SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  SECTION 6.10. Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 6.11. Remedies. In the event of a breach by the Company or a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  SECTION 6.12. Waiver. The Company waives any claim it may have against any Holder for any consequential, exemplary or punitive damage now or hereafter under or in connection with or relating to this Agreement or any other Financing Document.

                  SECTION 6.13. Register. The Company hereby agrees to maintain a register (the "Register") on which it will record the number of Warrants held by each Holder from time to time. With respect to any Holder, the transfer, exchange or exercise of any Warrants of such Holder and the rights pursuant to such Warrant shall not be effective until such transfer, exchange or exercise is recorded on the Register maintained by the Company with respect to ownership of such Warrants and any Warrant Certificate representing such Warrants is surrendered to the Company for recordation of such transfer, exchange or exercise and prior to such recordation all rights of the transferor with respect to such Warrants shall remain the transferor's. The registration of assignment or transfer of all or part of any Holder's Warrants shall be recorded promptly by the Company only upon the receipt by the Company of a properly executed and delivered assignment and assumption agreement pursuant to, and all other documents and instruments required under, Section 5.01(b). Upon the request of any Holder, the Company shall at any time and from time to time provide the requesting Holder, at no cost, a list of all of the Holders of the Warrants. To permit registrations of transfers and exchanges, the Company shall make available a sufficient number of executed Warrant Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the Holder for any registration of transfer or exchange of Warrants, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.03 and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                PG&E CORPORATION


                                By:_______________________________
                                Name:
                                Title:

                                LB I GROUP INC.


                                By:__________________________
                                   Name:
                                   Title:

                                                 FARALLON CAPITAL PARTNERS, L.P.


                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                 FARALLON CAPITAL INSTITUTIONAL
                                                 PARTNERS, L.P.


                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                 FARALLON CAPITAL INSTITUTIONAL
                                                 PARTNERS II, L.P.


                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                 FARALLON CAPITAL INSTITUTIONAL
                                                 PARTNERS III, L.P.


                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                 TINICUM PARTNERS, L.P.


                                                  By: __________________________
                                                      Name:
                                                      Title:

                                                 DK ACQUISITION PARTNERS, L.P.


                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                 HBK MASTER FUND, L.P.


                                                 By: ___________________________
                                                     Name:
                                                     Title:

                                                 OAK HILL SECURITIES FUND, L.P.


                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                                    EXHIBIT A TO
                                                               WARRANT AGREEMENT

No. [ ]       Certificate for [ ] Warrants

                      WARRANTS TO PURCHASE COMMON STOCK OF
                                PG&E CORPORATION

THIS WARRANT IS SUBJECT TO THE SUBORDINATION AND OTHER PROVISIONS SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF JUNE 25, 2002 AMONG THE ADMINISTRATIVE AGENT, THE TRANCHE A LENDERS PARTY THERETO, THE TRANCHE B LENDERS PARTY THERETO, THE HOLDERS PARTY THERETO, AND THE COLLATERAL AGENT, AND THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE TERMS OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. A COPY OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT REFERENCED IN THIS LEGEND IS ON FILE WITH THE COLLATERAL AGENT AND IS AVAILABLE FOR INSPECTION AT THE COLLATERAL AGENT'S OFFICES AT DEUTSCHE BANK TRUST COMPANY AMERICAS, 100 PLAZA ONE, MS:
0603, JERSEY CITY, NJ 07311.

                  THIS CERTIFIES THAT [         ], or its registered assigns, is
the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from PG&E CORPORATION, a California corporation ("the Company"), one share of Common Stock, no par value (the "Common Stock"), of the Company, at the per share Exercise Price of $0.01 (the "Exercise Price"). Each Warrant shall terminate and become void as of 5:00 p.m., New York City time, on the later of (i) September 2, 2006 and (ii) to the extent that any Transfer Restricted Securities (as defined in the Equity Registration Rights Agreement, dated as of June 25, 2002, among the Company, LB I Group Inc. and each other entity named on the signature pages thereof (the "Registration Rights Agreement"), remain outstanding on September 6, 2006 and ten Business Days after the effective date of a registration statement under the Securities Act with respect to the Warrant Shares issuable upon the exercise of the Warrants, but no later than September 2, 2007 (the "Expiration Date"). The number of Warrant Shares issuable upon exercise of each Warrant (the "Warrant Number") and the Exercise Price per share shall be subject to adjustment from time to time upon the occurrence of certain events enumerated in the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of June 25, 2002 (the "Warrant Agreement"), by and among the Company and each entity named on the signature pages thereof (each, an "Initial Holder" and collectively, the "Initial Holders"), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of the Warrants evidenced by this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

                  The Warrants will initially be delivered by the Company to the Initial Holder on June 25, 2002.

                  Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation and surrender of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash or check to the Company (for its account) at the office of the Company designated for such purpose. Notwithstanding the foregoing, Warrants may also be exercised without exchange of funds pursuant to the net exercise ("Cashless Exercise") provisions of Section 4.01 of the Warrant Agreement.

                  As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day on or after June 25, 2002 but no later than 5:00 p.m., New York City time on the Expiration Date; provided, however, that Holders of Warrants will only be able to exercise their Warrants (i) by means of a Cashless Exercise or (ii) if any Registration Statement under the Securities Act relating to the Warrant Shares is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided, further, however, that no Warrant shall be exercisable after the Expiration Date.

                  No Holder may exercise any Warrant to the extent that, immediately following such exercise and upon receipt of any Warrant Shares issuable upon such exercise, such Holder would either (i) become or be included in any 13D Person that is the single largest holder of voting power represented by the Company's capital stock (or otherwise become the single largest holder of the Common Stock) (the "Shareholder Limitation"), or (ii) beneficially own (as such term is defined in Section 13(d)(3) of the Exchange Act) or be included in any 13D Person that beneficially owns in excess of 4.9% of the voting power represented by the Company's capital stock (or otherwise beneficially own in excess of 4.9% of the outstanding Common Stock) (the "4.9% Limitation") after, in either case, giving effect to such exercise (the Shareholder Limitation and the 4.9% Limitation are collectively referred to herein as the "Exercise Limitations"). The determinations of the number of shares that (i) constitute 4.9% of the outstanding Common Stock or voting power and (ii) are held by the largest holder will be made in reliance upon the information contained in publicly available filings made with the SEC unless the Company is aware that such information is incorrect and has made the correct information public, to the extent material, and disclosed such information to the Holders at the time of any such proposed exercise. In order to facilitate compliance with the foregoing, each Holder will be required to make a representation that it and its affiliates will comply with the Exercise Limitations immediately after the exercise of any Warrant and receipt of any shares of Common Stock issuable upon such exercise.

                  Notwithstanding the Exercise Limitation, however, a Holder may exercise any Warrant that would otherwise cause such Holder to hold Warrant Shares in excess of the Exercise Limitations if, as to such excess number of Warrant Shares (the "Excess Shares"), such Holder (i) irrevocably covenants to the Company to sell such Excess Shares within 10 days after the date of exercise and (ii) confirms that it has, on or prior to such exercise date, entered into a binding arrangement to sell the Excess Shares within 10 days after such exercise date either (a) in a regular way transaction on a national securities exchange (or the principal market where shares of Common Stock are then traded) or (b) to one or more persons that are not "affiliates" (used herein as defined in Rule 144 promulgated under the Securities Act) of such Holder ("Third Parties"), each of whom represents for the benefit of the Company that, upon purchase of the applicable Excess Shares, such Third Party, together with its affiliates, will not be the beneficial owner of a number of shares of Common Stock in excess of the Exercise Limitations. In addition, such Holder shall agree to vote the applicable Excess Shares only in accordance with the recommendations of the Board of Directors of the Company or any Third Party that has agreed to purchase such shares, if any record date for a vote of the Common Stock is established for any day between the exercise date and the consummation of the sale of the applicable Excess Shares. The Exercise Limitations will cease to have any force and effect upon consummation of the Utility Spin-Off, if, on the date that is 14 days after delivery to the Company of a request by the Required Holders to such effect (which request may be given no more than once during any 180-day period), the Company shall not have delivered a certificate to the Holders stating that the removal of the Exercise Limitations would, in the good faith judgment of the Company, not be consistent with applicable regulatory or other legal requirements.

                  The Holders are entitled to certain registration rights with respect to the Warrant Shares. Said registration rights are set forth in full in the Registration Rights Agreement.

                  The Warrant Agreement provides that the number of Warrant Shares and the Exercise Price may, subject to certain conditions, be adjusted. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

                  The Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.03 of the Warrant Agreement and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  Upon any exercise of the Warrants for less than all of the Warrants represented by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Company by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. All shares of Common Stock issuable by the Holders upon the exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable.

                  The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company as the absolute owner of the Warrants evidenced by this Warrant Certificate for all purposes whatsoever and the Company shall not be affected by notice to the contrary.

                  The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

                  THE TERMS AND CONDITIONS OF THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            [Signature page follows]

                  This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been signed by the Company.



PG&E CORPORATION



By: ________________________________
    Name:
    Title:

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                                PG&E CORPORATION

                  The undersigned hereby irrevocably elects to exercise ______________ Warrants to acquire from PG&E Corporation (the "Company") shares of Common Stock, no par value (the "Common Stock"), of the Company, at an Exercise Price per share of Common Stock of $0.01 and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to PG&E Corporation and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto. Notwithstanding the foregoing, the undersigned may elect to exercise the Warrants without the exchange of funds pursuant to the net exercise provisions of Section 4.01 of the Warrant Agreement if the box set forth below opposite "Cashless Exercise" is checked. If such election is not made, payment of the Exercise Price by check must accompany this election.




Cashless Exercise:[_]

Date:


____________________________________________________________________________/1/
(Signature of Owner)


(Street Address)


(City) (State) (Zip Code)

Signature Guaranteed by:

Securities and/or check to be issued to:

Please insert social security or identifying number:

         Name:

         Street Address:

____________________________
                  /1/    The signature must correspond with the name as written
upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

         City, State and Zip Code:

                  A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

                  In connection with any transfer of any of the Warrants evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of June 25, 2002 and the last date, if any, on which such Warrants were owned by the Company or any Affiliate of the Company, the undersigned certifies that such Warrants are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [_]     to the Company; or

         (2)      [_]     pursuant to an effective registration statement under
                          the Securities Act of 1933; or

         (3)      [_]     pursuant to Rule 144 under the Securities Act of 1933;
                          or

         (4)      [_]     outside the United States in accordance with Rule 904
                          of Regulation S under the Securities Act of 1933; or

         (5)      [_]     pursuant to another available exemption from
                          registration provided under the Securities Act of 1933.

                  Unless one of the boxes is checked, the Company will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(3) or (5) is checked, the Company may require, prior to registering any such transfer of the Warrants, such legal opinions, additional certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                  The undersigned, on behalf of itself and its affiliates, hereby represents to the Company that upon and after the exercise of the Warrants pursuant to this certificate into shares of Common Stock, it and its affiliates are and will be in compliance with the Exercise Limitations applicable to such Warrants pursuant to paragraphs 6 and 7 of the warrant certificate.

                                                    ____________________________
                                                    Signature



Signature Guarantee:

______________________________                      ____________________________
Signature must be guaranteed                        Signature

____________________________________________________________________________

                                                                       EXHIBIT B
                                                        TO THE WARRANT AGREEMENT


                       FORM OF TRANSFER RESTRICTION LEGEND

THIS SECURITY (OR ITS PREDECESSOR) AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (1) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" OR NOT A "U.S. PERSON" (AS DEFINED IN RULE 902 OF THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                    EXHIBIT C TO
                                                               WARRANT AGREEMENT

                    FORM OF ACCREDITED INVESTOR CERTIFICATE
                       TRANSFEREE LETTER OF REPRESENTATION


PG&E Corporation
One Market, Spear Tower
Suite 2400
San Francisco, California  94105
Attention: Assistant Treasurer

Ladies and Gentlemen:

                  In connection with our proposed purchase of [       ] Warrants
(the "Warrants") entitling the holders thereof to purchase shares of common stock, no par value, of PG&E Corporation, a California corporation (the "Company"), we confirm that:

                  1. We are (a) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" as to which we exercise sole investment discretion, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we and any account for which we are acting are each able to bear the economic risk of our or its investment or (b) a non "U.S. person" (as defined in Rule 902 of the Securities Act).

                  2. We understand and acknowledge that the Warrants have not been registered under the Securities Act or any other applicable securities law, and that the Warrants may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any account for which we are acting, that if we should sell any Warrants within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) to an institutional "accredited investor" (as defined above) that, prior to such transfer, furnishes to the Company under the Warrant Agreement, dated as of June 25, 2002, governing the Warrants a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Warrants (the form of which letter can be obtained from either the Company) and an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Warrants from us a notice advising such purchaser that resales of the Warrants are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Warrants, we will be required to furnish to the Company such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Warrants purchased by us will bear a legend to the foregoing effect.

                  4. We are acquiring the Warrants for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any Warrants, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary will remain at all times within our control.

                  You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                  THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                          Very truly yours,

                                          (Name of Purchaser)


                                          By: _____________________________
                                               Name:
                                               Title:


                                          Date: ___________________________









                  Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

By: ______________________________

Date: _____________________________

Taxpayer ID number: _______________

                                       2